UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2016, Rennova Health, Inc. (the “Company”) filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 1,750,000 shares of Series F Convertible Preferred Stock (the "Series F Preferred Stock"). The following summary of certain terms and provisions of the Company's Series F Preferred Stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Company's certificate of designation of preferences, rights and limitations of Series F Preferred Stock.

General. Our board of directors has designated up to 1,750,000 shares of the 5,000,000 authorized shares of preferred stock as Series F Preferred Stock.

Rank. The Series F Preferred Stock ranks on parity to our common stock.

Conversion.  Each share of the Series F Preferred Stock is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time after the first anniversary of the issuance date at the option of the holder at a conversion price equal to the greater of $1.95 or the average closing price of the Company’s common stock for the 10 trading days immediately preceding the conversion. The maximum number of shares of common stock issuable upon the conversion of the Series F Preferred Stock is 897,436. Any shares of Series F Preferred Stock outstanding on the fifth anniversary of the issuance date will be mandatorily converted into common stock at the applicable conversion price on such date.

Liquidation Preference.  In the event of our liquidation, dissolution or winding-up, holders of Series F Preferred Stock will be entitled to receive the same amount that a holder of common stock would receive if the Series F Preferred Stock were fully converted into shares of our common stock at the conversion price (assuming for such purposes that the Series F Preferred Stock is then convertible) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights.  Each share of Series F Preferred Stock shall have one vote, and the holders of the Series F Preferred Stock shall vote together with the holders of our common stock as a single class.

Dividends.  The holders of the Series F Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption.  At any time, from time to time after the first anniversary of the issuance date, we have the right to redeem all or any portion of the outstanding Series F Preferred Stock at a price per share equal to $1.95 plus any accrued but unpaid dividends.

Negative Covenants.  As long as any shares of Series F Preferred Stock are outstanding, the Company may not amend, alter or repeal any provision of our certificate of incorportion, the certificate of designation or our bylaws in a manner that materially adversely affects the powers, preferences or rights of the Series F Preferred Stock.

The foregoing description of the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the Series F Preferred Stock, a copy of which is filed as Exhibit 3.1, and is hereby incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

3.1	Certificate of Designation for Series F Convertible Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENNOVA HEALTH, INC.

Date: January 5, 2017	By:	/s/ Seamus Lagan
Seamus Lagan Chief Executive Officer (principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Designation for Series F Convertible Preferred Stock.

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